Exhibit 99.1

Exhibit 99.1

Dole Food Company, Inc. Earnings Call and Webcast Fourth Quarter and Full Year 2012 March 12, 2013

2 2 Beth Potillo Treasu

3 3 Forward-Looking Statements The information presented here contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

4 4 Mr. Michael Carter, President & COO Mr. Keith Mitchell, CFO Ms. Yoon Hugh, SVP, CAO & Controller Ms. Beth Potillo, SVP, Treasurer, Investor Relations Participants

5 Michael Carter President & COO

6 ITOCHU Transaction Update Signed exclusive acquisition agreement with ITOCHU on September 17, 2012 Dole and ITOCHU have extended the term of the agreement and expected closing date is April 1st On February 22, 2013, ITOCHU paid Dole a non- refundable cash deposit of $200 million to be applied towards the purchase price Total gross proceeds of $1.685 billion from the sale transaction, along with proceeds from a new term loan will be used to pay down outstanding debt and recapitalize Dole

Dole Transformation Transformative transaction for Dole A major portion of Dole’s operations are being sold to ITOCHU Dole’s worldwide packaged foods business and Asia fresh produce businesses generated revenues of $2.6 billion in 2012, 38% of total Dole revenues Dole will have a smaller footprint as a commodity produce company $4.2 billion revenue in 2012 Approximately 75% of Dole’s revenues from continuing operations will be generated by our fresh fruit segment and 25% from our fresh vegetables segment The new Dole will continue as an international commodity produce company, retaining its North America fresh vegetables business as well as its fresh fruit businesses in North America, Latin America, Europe and Africa 7

DOLE® Trademark ITOCHU will have exclusive rights to the DOLE trademark on packaged food products worldwide and on fresh produce in Asia, Australia and New Zealand, subject to certain exceptions for our existing businesses Dole is free to engage in these businesses as long as we do not use the trademarks or brands being transferred or licensed to ITOCHU Subject to the terms of the acquisition agreement, Dole will be restricted for two years from growing, ripening, producing, distributing or selling fresh bananas or pineapples in Asia, Australia and New Zealand, and processing, distributing or selling processed pineapple worldwide 8

Revenues $4,778 $4,247 2012 revenues were essentially flat compared to 2011, excluding $539 million from divestitures of German and Spanish fresh fruit subsidiaries Fresh fruit revenues down 2%, excluding divestitures Lower pricing in North America bananas Unfavorable exchange rates Fresh vegetable revenues increased 8% Higher pricing and favorable product mix in packaged salads Berry acquisition 9 Financial information presented is for Continuing Operations only ($ millions)

Adjusted EBITDA* $196 $172 $150-$170 Continued declining trend in Adjusted EBITDA Adjusted EBITDA declined 12% to $172 million in 2012 from $196 million in 2011 Fresh fruit is the key reason for the decline Excluding legal provision, Adjusted EBITDA decreased 15% North America banana earnings lower due to competitive price pressures and increased costs European banana import business benefitted from restructuring activities Fresh pineapple and Chilean deciduous consistent contributors to results Fresh vegetables relatively flat in 2012 Value-added up 17% over 2011 Fresh-packed lower due to extended period of low prices in iceberg lettuce, celery, broccoli and cauliflower Berries increased due to berry acquisition 2013 guidance is at the lower end of the $150—$170 million range, another 12% decline Fresh fruit expected to be lower, due to continued competitive pressure in the North American banana business Fresh vegetables expected to improve in 2013 with a turn around in fresh-packed vegetables *Adjusted EBITDA shown net of restructuring, share- based compensation and provisions for certain legal- related matters of $26 million in 2012 10 Financial information presented is for Continuing Operations only ($ millions)

Strategy for Remaining Dole Streamline global personnel and corporate structure by right-sizing and delivering synergies within Dole’s remaining fresh fruit and vegetables businesses Merge back office operations with common IT systems Expansion of shared services Other operational programs Flexible capital structure and other possible near-term funding resources for potential investments Sale of Hawaii land holdings to reallocate idle capital Actively marketing approximately 20,600 acres of land that we are currently not farming; targeted proceeds in the $175-200 million range Seeking to sell as much as possible each year, expecting it will take a few years Increase owned production, particularly in bananas, pineapples and selected berries Update vessel fleet, which has an average age of 21 years Acquisition opportunities in commodity produce sector 11

12 Keith Mitchell, CFO

13 Q4 2012 Revenues ($ millions) $888 $962 Q4 revenues increased 5% compared to 2011, excluding $118 million from divestitures of German and Spanish fresh fruit subsidiaries Fresh fruit revenues up 4%, excluding divestitures Lower pricing in North America bananas Improved local pricing and higher volumes in Europe Fresh vegetable revenues increased 7% Higher pricing in packaged salads Improved volumes in fresh-packed vegetables Higher volumes in strawberries, raspberries and blackberries Financial information presented is for Continuing Operations only

FY 2012 Revenues $4,778 $4,247 2012 revenues were essentially flat compared to 2011, excluding $539 million from divestitures of German and Spanish fresh fruit subsidiaries Fresh fruit revenues down 2%, excluding divestitures Lower pricing in North America bananas Unfavorable exchange rates Fresh vegetable revenues increased 8% Higher pricing and favorable product mix in packaged salads Berry acquisition 14 Financial information presented is for Continuing Operations only ($ millions)

15 Q4 2012 Adjusted EBITDA* Excluding $26 million legal provision, Adjusted EBITDA increased to $14 million in 2012 Fresh fruit increased $3.4 million, excluding legal provision Lower shipping costs in Europe Fresh vegetables decreased $2.8 million Packaged salads decreased as a result of higher operating costs Fresh-packed earnings slightly lower due to lower pricing Fresh berries decreased due to higher growing and G&A expenses $11.2 $14.2 Financial information presented is for Continuing Operations only *Adjusted EBITDA shown net of restructuring, share- based compensation and provisions for certain legal- related matters of $26 million in 2012 ($ millions)

FY 2012 Adjusted EBITDA* $196 $172 Continued declining trend in Adjusted EBITDA Adjusted EBITDA declined 12% to $172 million in 2012 from $196 million in 2011 Fresh fruit is the key reason for the decline Excluding legal provision, Adjusted EBITDA decreased 15% North America banana earnings lower due to competitive price pressures and increased costs European banana import business benefitted from restructuring activities Fresh pineapple and Chilean deciduous consistent contributors to results Fresh vegetables relatively flat in 2012 Value-added up 17% over 2011 Fresh-packed lower due to extended period of low prices in iceberg lettuce, celery, broccoli and cauliflower Berries increased due to berry acquisition 16 Financial information presented is for Continuing Operations only *Adjusted EBITDA shown net of restructuring, share- based compensation and provisions for certain legal- related matters of $26 million in 2012 ($ millions)

Comparable Income from Continuing Ops. 17 ($ millions, except per share data) The line items presented here have been adjusted consistent with the purpose of calculating Comparable Income from continuing operations, and thus are non-GAAP measures. Income from cont. ops. per share excludes net income attributable to non-controlling interests. ($ millions, except per share data)

Comparable Income from Continuing Ops. 18 ($ millions, except per share data) The line items presented here have been adjusted consistent with the purpose of calculating Comparable Income from continuing operations, and thus are non-GAAP measures. Income from cont. ops. per share excludes net income attributable to non-controlling interests. ($ millions, except per share data)

19 Q&A

Appendix A-20

A-21 Non-GAAP Financial Measures Earnings before interest, taxes and discontinued operations (“EBIT before discontinued operations”), Adjusted EBITDA from continuing operations and Comparable Income (loss) from continuing operations (total and per share) are measures commonly used by financial analysts in evaluating the performance of companies. EBIT before discontinued operations is calculated from net income by adding interest expense and income tax expense, and adding the loss or subtracting the income from discontinued operations, net of income taxes. Adjusted EBITDA from continuing operations is calculated from EBIT before discontinued operations by: adding depreciation and amortization from continuing operations; adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges from continuing operations; adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments from continuing operations; adding share-based compensation expense from continuing operations; adding charges for restructuring and long-term receivables from continuing operations; adding ITOCHU transaction related costs; and subtracting the gain on asset sales. Comparable Income (loss) from continuing operations is calculated from income (loss) from continuing operations by: adding charges for restructuring and long-term receivables, net of income taxes; adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges, net of income taxes; adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations, net of income taxes; adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments, net of income taxes; adding share- based compensation expense, net of income taxes; adding ITOCHU transaction related expenses, net of income taxes; and subtracting the gain on asset sales, net of income taxes. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash. EBIT before discontinued operations, Adjusted EBITDA from continuing operations and Comparable Income (loss) from continuing operations (total and per share) are not calculated or presented in accordance with U.S. GAAP and are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT before discontinued operations, Adjusted EBITDA from continuing operations and Comparable Income (loss) from continuing operations (total and per share) as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included these three measures herein because management believes that they are useful performance measures for Dole and for securities analysts, investors and others in the evaluation of Dole.

Condensed Consolidated Statement of Operations A-22

Condensed Consolidated Balance Sheets A-23

Condensed Consolidated Statements of Cash Flows A-24

A-25 Reconciliation of Net Income (loss) to EBIT before Discontinued Operations and Adjusted EBITDA ($ millions)

A-26 Q4 Adjusted EBITDA by Segment ($ millions)

A-27 Full Year Adjusted EBITDA by Segment ($ millions)